Exhibit 99.1

Ondas Holding and Subsidiary American Robotics, Announces Plans for a New Joint

Headquarters in Waltham, Massachusetts

Leading drone maker, American Robotics, makes a commitment to grow and expand its business in the robotics capital of the world.

Waltham, MA – October 27, 2021 – Ondas Holdings Inc. (NASDAQ: ONDS), a leading provider of private wireless networks, drones and automated data solutions through its wholly owned subsidiaries, Ondas Networks Inc. (“Ondas Networks”) and American Robotics, Inc. (“American Robotics” or “AR”), announced today that it plans to move its headquarters to a new facility in Waltham, MA. Ondas Holdings and its subsidiary, American Robotics, will share the headquarters. American Robotics, previously based in Marlborough, MA, will maintain its office space in Marlborough for flight testing and remote operations. American Robotics will move business, operations and R&D functions to the new joint headquarters in Waverley Oaks Park, Waltham’s premier destination for robotic business and the home to companies like Vecna Robotics and Veo Robotics. Ondas Holdings and American Robotics anticipate finalizing the move to the new space in early 2022.

The new 18,000-square-foot facility includes 6,000 square feet of flex lab space for the further development and expansion of American Robotics’ Scout System, the world’s first commercial drone with FAA approvals for fully-automated flight.This new office, combined with the Ondas Networks office in Sunnyvale, CA provides Ondas Holdings and its subsidiaries unique access to talent and ecosystem partners in two highly regarded technology hubs.

“The opening of our new headquarters in Waltham will be a significant step for the future of American Robotics,” said Reese Mozer, CEO and co-founder of American Robotics. “The new location’s proximity to Boston will enable our team to continue hiring the best minds in robotics and business. We look forward to growing our team and business in Waltham.”

The new office space will house up to 100 employees, enabling American Robotics to continue its massive growth efforts, having already increased full-time employees by 200 percent since January 2021. American Robotics’ headcount is expected to grow at a similar rate throughout the remainder of 2021 and into 2022.

“We are excited to establish this new office location for American Robotics and the holding company,” said Eric Brock, CEO of Ondas. “Talent and ecosystem relationships are critical to Ondas’ success and growth plans and adding the Waltham location to our beachhead in Silicon Valley offers substantial benefits to scaling both Ondas Networks and American Robotics. We are well positioned to execute for our customers.”

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data and drone solutions through its wholly owned subsidiaries Ondas Networks Inc. (“Ondas Networks”) and American Robotics, Inc. (“American Robotics” or “AR”). Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. American Robotics designs, develops, and markets industrial drone solutions for rugged, real-world environments. AR’s Scout System™ is a highly automated, AI-powered drone system capable of continuous, remote operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (RAAS) business model. The Scout System™ is the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site. Ondas Networks and American Robotics together provide users in rail, agriculture, utilities and critical infrastructure markets with improved connectivity and data collection capabilities.

For additional information on Ondas Networks and Ondas Holdings, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn. Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Media Contacts for Ondas Holdings Inc. and Ondas Networks Inc.

Stewart Kantor, President and CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009

ir@ondas.com

Media Contact for American Robotics

Chelsea Higgins

BIGfish Communications for American Robotics

americanrobotics@bigfishpr.com

617.713.3800

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